UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

AXS-ONE INC.

(Exact name of Registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-26358 (Commission File Number)	13-2966911 (IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070
(Address of principal executive offices, including zip code)

(201) 935-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On May 22, 2008, AXS-One Inc. (the “Company”) entered into a Financing Agreement (the “Financing Agreement”) with Sand Hill Finance, LLC (the “Lender”). Pursuant to the Financing Agreement, the Lender may advance the Company from time to time up to $1.0 million, based upon the sum of 80% of the face value of accounts receivable purchased by the Lender from the Company from time to time at the Lender’s sole discretion. The sale of such accounts receivable is with full recourse against the Company. Advances under the Financing Agreement bear interest at a rate of 1.58% per month. The Financing Agreement has a term of one year (with an evergreen annual renewal provision unless either party provides notice of termination) and contains certain customary affirmative and negative non-financial covenants. The negative covenants include restrictions on change of control, purchases and sales of assets, dividends (other than dividends payable in stock) and stock repurchases. Pursuant to the Financing Agreement, the Company pledged as collateral to the Lender substantially all of its assets.

The Financing Agreement serves to replace the Second Amended and Restated Loan and Security Agreement dated as of July 18, 2007 between the Company and Silicon Valley Bank, as amended and supplemented, the obligations under which have been satisfied in full.

The foregoing description of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the Financing Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On May 22, 2008, contemporaneously with the Financing Agreement between the Company and the Lender, as described in Item 2.03 above, the Company issued a seven-year Common Stock Purchase Warrant (the “Warrant”) to the Lender to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.01 per share. The Warrant was issued pursuant to the private placement exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:
10.1	Financing Agreement dated as of May 22, 2008 between AXS-One Inc. and Sand Hill Finance, LLC
10.2	Common Stock Purchase Warrant dated as of May 22, 2008 issued to Sand Hill Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: May 28, 2008	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Executive Vice President, Chief Financial Officer and Treasurer